LanzaTech Announces Fourth-Quarter and Full-Year 2024
Financial Results

CHICAGO, IL (April 15, 2025) – LanzaTech Global, Inc. (NASDAQ: LNZA) (“LanzaTech” or the “Company”), a carbon management solutions company, today filed its annual report for the fiscal year ended December 31, 2024 (the “Form 10-K”).

Key Takeaways:
•Reported total revenue of $12.0 million for fourth-quarter 2024 as compared to $20.5 million for fourth-quarter 2023. The decrease was driven primarily by fourth-quarter 2023 benefiting from engineering services performed across several projects which were subsequently completed. Fourth-quarter 2024 revenue was within the forecasted range of potential outcomes previously provided, albeit at the low end of the range due to continued timing delays with several large biorefining projects that remain underway.
•Reported revenue of $49.6 million for full-year 2024 as compared to $62.6 million for full-year 2023. The year-over-year decrease was primarily driven by 2023 results benefiting from projects that have since reached the completion of their current development phase, coupled with timing delays related to several large biorefining projects experienced throughout 2024.
•Shifting the Company's core operational focus from research and development to global deployment LanzaTech's commercially proven technology is underway, with actions being taken to sharpen the business focus and improve the Company's cost structure.
•Evaluating liquidity enhancing initiatives, including capital raising, partnership or asset-related opportunities, and other strategic options. Management has concluded that these initiatives and cost reduction plans do not alleviate substantial doubt about the Company’s ability to continue as a going concern, per applicable GAAP requirements.

Fourth-Quarter and Full-Year 2024 Financial Results
The table below outlines key reported fourth-quarter and full-year 2024 results ($ millions, unless noted):

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue	$12.0	$20.5	$49.6	$62.6
Cost of revenue	5.6	12.0	26.0	45.0
Gross Profit	6.5	8.5	23.6	17.7
Operating expenses	33.5	27.1	132.6	124.0
Net loss	(27.0)	(18.7)	(137.7)	(134.1)
Adjusted EBITDA loss (1)	$(21.2)	$(19.6)	$(88.2)	$(80.1)
(1)See “Non-GAAP Financial Measures” and “Reconciliations of GAAP Net Loss to Adjusted EBITDA” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Revenue
•Reported total revenue of $12.0 million and $49.6 million for fourth-quarter and full-year 2024, respectively, as compared to total revenue of $20.5 million and $62.6 million for fourth-quarter and full-year 2023, respectively. The decrease during both periods was driven primarily by 2023 results benefiting from engineering and other services contracts with existing customers and government entities whose projects have since reached completion of their current development phase. Additionally, several large projects experienced timing delays during 2024, which impacted their transferring to the phase where revenue is recognized. Fourth-quarter 2024 revenues were within the forecasted range of potential outcomes previously provided, albeit at the low end of the range due to the aforementioned project delays. Two key projects that did not transfer to a third party, the phase in which revenues are recognized for these projects, were Project Drake in the European Union, and LanzaTech's site under development in Norway. In addition, LanzaTech continues to expect additional LanzaJet shares to be issued with sublicensing events of LanzaJet's alcohol-to-jet technology. These projects remain underway during 2025. Fourth-quarter 2024 results include revenue attributable to Project SECURE, which, in December of 2024, was awarded Department of Energy funding for the initiation of phase one of the project. Project SECURE is led by Technip Energies, in partnership with LanzaTech.
•Joint Development Agreement (“JDA”) & Contract Research revenue for fourth-quarter and full-year 2024 was $1.7 million and $10.6 million, respectively, as compared to $4.2 million and $14.6 million for fourth-quarter and full-year 2023, respectively. The year-over-year decline in both cases was attributable to certain government projects being completed, compounded by a period of downtime prior to new projects commencing, primarily during the second half of 2024.
•CarbonSmart™ revenue for fourth-quarter and full-year 2024 was $3.9 million and $7.9 million, respectively, as compared to $2.1 million and $5.3 million for fourth-quarter and full-year 2023, respectively. Fourth-quarter 2024 revenues increased by 88 percent as compared to fourth-quarter 2023 due to incremental direct fuel sales as a result of establishing licensing arrangements, partners, and supply chain infrastructure during third-quarter 2024.

Cost of Revenue
•Fourth-quarter and full-year 2024 cost of revenue was $5.6 million and $26.0 million, respectively, as compared to $12.0 million and $45.0 million for fourth-quarter and full-year 2023, respectively. Cost of revenue for fourth-quarter 2024 was largely comprised of the cost of the CarbonSmart product sold and headcount allocations related to the delivery of biorefining services and JDA work. Gross margin for fourth-quarter 2024 was 54 percent largely as a function of revenue mix, including additional lower-margin CarbonSmart sales.

Operating Expenses
•Fourth-quarter and full-year 2024 operating expenses were $33.5 million and $132.6 million, respectively, as compared to $27.1 million and $124.0 million for fourth-quarter and full-year 2023. The increase year-over-year was driven primarily by project-related expenses, like those incurred for Project Drake and LanzaTech’s project in Norway, that are expected to be recovered once the projects advance to Final Investment Decision (“FID”).

Net Loss
•Fourth-quarter and full-year 2024 net losses were $27.0 million and $137.7 million, respectively, as compared to fourth-quarter and full-year 2023 net losses of $18.7 million and $134.1 million, respectively. The increase was attributable to a non-cash expense on financial instruments, as well as the same factors that drove the reduction in revenue as compared to prior periods.

Adjusted EBITDA Loss
•Fourth-quarter and full-year 2024 adjusted EBITDA losses were $21.2 million and $88.2 million, respectively, as compared to adjusted EBITDA losses of $19.6 million and $80.1 million for fourth-quarter and full-year 2023, respectively. The increases in losses year-over-year are mainly attributable to the same factors that drove the reduction in revenue for the comparative periods.

Balance Sheet and Liquidity
As of December 31, 2024, LanzaTech had $58.1 million in total cash, restricted cash, and investments, compared to total cash of $89.1 million at the end of third-quarter 2024.

About LanzaTech
LanzaTech Global, Inc. (NASDAQ: LNZA) is the carbon recycling company transforming waste carbon into sustainable fuels, chemicals, materials, and protein. Using its biorecycling technology, LanzaTech captures carbon generated by energy-intensive industries at the source, preventing it from being emitted into the air. LanzaTech then gives that captured carbon a new life as a clean replacement for virgin fossil carbon in everything from household cleaners and clothing fibers to packaging and fuels. For more information about LanzaTech, please visit https://lanzatech.com.

Forward Looking Statements
This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of LanzaTech. These statements are based on the beliefs and assumptions of LanzaTech’s management. Although LanzaTech believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, LanzaTech’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LanzaTech’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including the Company's ability to continue to operate as a going concern. LanzaTech may be adversely affected by other economic, business, or competitive factors, and other risks and uncertainties, including those described under the header “Risk

Factors” in its Form 10-K and in future SEC filings. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can LanzaTech assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to LanzaTech or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with US GAAP and to provide investors with additional information regarding our financial results, we have presented adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by US GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define adjusted EBITDA as our net loss, excluding the impact of depreciation, interest income, net, stock-based compensation, change in fair value of warrant liabilities, change in fair value of SAFE liabilities, change in fair value of the FPA Put Option liability and Fixed Maturity Consideration, change in fair value of our outstanding convertible note, transaction costs on issuance of Forward Purchase Agreement, (loss) gain from equity method investees and other one-time costs related to the Business Combination and securities registration on Form S-4 and our registration statement on Form S-1. We monitor adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we include in net loss. Accordingly, we believe adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results and enhancing the overall understanding of our past performance and future prospects.
Adjusted EBITDA is not prepared in accordance with US GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with US GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with US GAAP. For example, adjusted EBITDA: (i) excludes stock-based compensation expense because it is a significant non-cash expense that is not directly related to our operating performance; (ii) excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future; (iii) excludes gain or losses on equity method investee; and (iv) excludes certain income or expense items that do not provide a comparable measure of our business performance. In addition, the expenses and other items that we exclude in our calculations of adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from adjusted EBITDA when they report their operating results. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

LANZATECH GLOBAL INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$43,499	$75,585
Held-to-maturity investment securities	12,374	45,159
Trade and other receivables, net of allowance	9,456	11,157
Contract assets	18,975	28,238
Other current assets	15,030	12,561
Total current assets	99,334	172,700
Property, plant and equipment, net	22,333	22,823
Right-of-use assets	26,790	18,309
Equity method investment	4,363	7,066
Equity security investment	14,990	14,990
Other non-current assets	6,873	5,736
Total assets	$174,683	$241,624
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,289	$4,060
Other accrued liabilities	8,876	7,316
Warrants	3,531	7,614
Fixed Maturity Consideration and current FPA Put Option liability	4,123	—
Contract liabilities	6,168	3,198
Accrued salaries and wages	2,302	5,468
Current lease liabilities	158	126
Total current liabilities	30,447	27,782
Non-current lease liabilities	30,619	19,816
Non-current contract liabilities	5,233	8,233
Fixed Maturity Consideration	—	7,228
FPA Put Option liability	30,015	37,523
Brookfield SAFE liability	13,223	25,150
Convertible Note	51,112	—
Other long-term liabilities	587	1,421
Total liabilities	161,236	127,153

Shareholders’ Equity
Common stock, $0.0001 par value, 600,000,000 and 400,000,000 shares authorized; 194,915,711 and 196,642,451 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	19	19
Additional paid-in capital	981,638	943,960
Accumulated other comprehensive income	1,393	2,364
Accumulated deficit	(969,603)	(831,872)
Total shareholders’ equity	$13,447	$114,471
Total liabilities and shareholders' equity	$174,683	$241,624

LANZATECH GLOBAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenues:
Contracts with customers and grants	$5,311	$13,834	$22,995	$45,953
CarbonSmart product sales	3,933	2,072	7,943	5,337
Collaborative arrangements	1,104	2,413	5,573	5,529
Related party transactions	1,682	2,144	13,081	5,812
Total revenues	12,030	20,463	49,592	62,631
Costs and operating expenses:
Contracts with customers and grants(1)	985	8,818	15,341	37,653
CarbonSmart product sales(1)	3,894	2,390	7,543	4,889
Collaborative arrangements(1)	532	761	2,566	2,265
Related party transactions(1)	157	22	520	172
Research and development expense	16,459	16,303	77,007	68,142
Depreciation expense	1,278	1,471	5,567	5,452
Selling, general and administrative expense	15,745	9,343	49,981	50,438
Total cost and operating expenses	39,050	39,108	158,525	169,011
Loss from operations	(27,020)	(18,645)	(108,933)	(106,380)
Other income (expense):
Interest income, net	710	1,408	3,162	4,572
Other expense, net	5,616	524	(17,726)	(29,388)
Total other expense, net	6,326	1,932	(14,564)	(24,816)
Loss before income taxes	(20,694)	(16,713)	(123,497)	(131,196)
Income tax expense	—	—	—	—
Loss from equity method investees, net	(6,299)	(1,961)	(14,234)	(2,902)
Net loss	$(26,993)	$(18,674)	$(137,731)	$(134,098)

Other comprehensive loss:
Changes in credit risk of fair value instruments	(1,096)	—	(1,096)	—
Foreign currency translation adjustments	322	578	124	(376)
Comprehensive loss	$(27,767)	$(18,096)	$(138,703)	$(134,474)

Unpaid cumulative dividends on preferred stock	—	—	—	(4,117)
Net loss allocated to common shareholders	$(26,993)	$(18,674)	$(137,731)	$(138,215)

Net loss per common share - basic and diluted	$(0.14)	$(0.10)	$(0.70)	$(0.79)
Weighted-average number of common shares outstanding - basic and diluted	197,789,128	196,227,601	197,579,945	176,023,219
(1) exclusive of depreciation

LANZATECH GLOBAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(137,731)	$(134,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	13,208	15,199
Gain on change in fair value of SAFE and warrant liabilities	(17,887)	(14,471)
Loss on change in fair value of the FPA Put Option and the Fixed Maturity Consideration liabilities	23,510	44,300
Loss on change in fair value of Convertible Note	11,894	—
Provisions for losses on trade and other receivables, net of recoveries	961	700
Depreciation of property, plant and equipment	5,592	5,452
Amortization of discount on debt security investment	(854)	(1,301)
Non-cash lease expense	1,713	1,526
Non-cash recognition of licensing revenue	(11,532)	(1,805)
Loss from equity method investees, net	14,234	2,902
Gain from disposal of PPE	(25)	—
Unrealized (Gain)/loss on net foreign exchange	(284)	182
Changes in operating assets and liabilities:
Accounts receivable, net	557	104
Contract assets	9,162	(10,049)
Accrued interest on debt investment	183	(266)
Other assets	(2,066)	(2,658)
Accounts payable and accrued salaries and wages	(1,790)	(4,991)
Contract liabilities	311	95
Operating lease liabilities	641	(337)
Other liabilities	1,143	2,220
Net cash used in operating activities	(89,060)	(97,296)
Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(5,312)	(8,553)
Proceeds from disposal of property, plant and equipment	25	—
Purchase of debt securities	(27,083)	(93,858)
Proceeds from maturity of debt securities	60,722	50,000
Purchase of additional interest in equity method investment	—	(288)
Origination of related party loan	—	(5,212)
Net cash provided by/(used in) investing activities	28,352	(57,911)
Cash Flows From Financing Activities:
Proceeds from the Business Combination and PIPE, net of transaction expenses (Note 3)	—	213,381
FPA prepayment	—	(60,096)
Proceeds from exercise of options	300	2,550
Repurchase of equity instruments of the Company	(48)	(7,650)
Settlement of FPA	(10,039)	—
Proceeds from issuance of Convertible Note, net	40,000	—
Net cash provided by financing activities	30,213	148,185
Effects of currency translation on cash, cash equivalents and restricted cash	(52)	(404)
Net decrease in cash, cash equivalents and restricted cash	(30,547)	(7,426)
Cash, cash equivalents and restricted cash at beginning of period	76,284	83,710
Cash, cash equivalents and restricted cash at end of period	$45,737	$76,284

LANZATECH GLOBAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property, plant and equipment under accounts payable	$132	$279
Right-of-use asset additions	10,194	12,866
Non-cash partial reversal of FPA upon settlement	24,084	—
Third-party issuance costs for the Convertible Note	3,169	—
Reclassification of capitalized costs related to the business combination to equity	—	1,514
Cashless conversion of warrants on preferred shares	—	5,890
Recognition of public and private warrant liabilities in the Business Combination	—	4,624
Reclassification of AM SAFE warrant to equity	—	1,800
Conversion of AM SAFE liability into common stock	—	29,730
Conversion of Legacy LanzaTech NZ, Inc. preferred stock and in-kind dividend into common stock	—	722,160
Reclassification of FPA Warrants to equity	$—	$3,063

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(In thousands)

Unaudited

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net Loss	$(26,993)	$(18,674)	$(137,731)	$(134,098)
Depreciation	1,278	(1,471)	5,567	5,452
Interest income, net	(710)	(1,408)	(3,162)	(4,572)
Stock-based compensation expense and change in fair value of SAFE and warrant liabilities (1)	6,191	—	(4,679)	728
Change in fair value of the FPA Put Option and Fixed Maturity Consideration liabilities (net of interest accretion reversal)	—	—	23,283	44,300
Change in fair value of Convertible Note and related transaction costs	(7,296)	—	14,276	—
Transaction costs on issuance of FPA	—	—	—	451
Loss from equity method investees, net	6,299	1,961	14,234	2,902
One-time costs related to the Business Combination, initial securities registration and non-recurring regulatory matters(2)	—	—	—	4,693
Adjusted EBITDA	$(21,231)	$(19,592)	$(88,212)	$(80,144)

(1) Stock-based compensation expense represents expense related to equity compensation plans.

(2) Represents costs incurred related to the Business Combination that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be charged against the gross proceeds of the transaction, but are not expected to recur in the future, as well as costs incurred subsequent to deal close related to our securities registration on Form S-4 and our registration statement on Form S-1. Regulatory matters includes fees related to non-recurring items during the year ended December 31, 2023.

Investor Relations Contact
Kate Walsh
VP, Investor Relations & Tax
Investor.Relations@lanzatech.com